SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 28, 2012

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 28, 2012, the Registrant held its Annual Meeting of Stockholders, at which two proposals were submitted to, and approved by, the Registrant’s stockholders. The proposals are described in detail in the Registrant’s proxy statement for the 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 16, 2012. The final results for the votes regarding each proposal are set forth below.

1. Registrant’s stockholders elected eleven directors to the Registrant’s Board of Directors, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The votes regarding this proposal were as follows:

	For	Against	Abstained	Broker Non-Votes
John P. Bilbrey	9,469,700	61,328	16,232	1,239,636
James T. Brady	9,455,252	74,235	17,773	1,239,636
J. Michael Fitzpatrick	9,476,476	54,869	15,915	1,239,636
Freeman A. Hrabowski, III	9,430,996	89,563	26,701	1,239,636
Patricia Little	9,474,965	57,882	14,413	1,239,636
Michael D. Mangan	9,472,596	57,986	16,678	1,239,636
Margaret M.V. Preston	9,475,403	56,615	15,242	1,239,636
George A. Roche	9,460,787	69,007	17,466	1,239,636
Gordon M. Stetz, Jr.	9,471,126	65,164	10,970	1,239,636
William E. Stevens	9,463,834	68,334	15,092	1,239,636
Alan D. Wilson	9,469,769	66,457	11,034	1,239,636

2. Registrant’s stockholders ratified the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending November 30, 2012. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
10,705,598	77,728	3,570	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: April 2, 2012	By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary